EXHIBIT 10.54

REATA PHARMACEUTICALS, INC.

EIGHTH AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Each member of the Board of Directors (the “Board”) of Reata Pharmaceuticals, Inc. (“Reata”) who is not also serving as an employee of or consultant to Reata or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Eighth Amended and Restated Non-Employee Director Compensation Policy (the “Policy”) for his or her Board service or service on a committee of the Board (“Committee”). This Policy is effective as of February 20, 2023 (the “Effective Date”) and may be amended at any time in the sole discretion of the Board or the Compensation Committee of the Board.

Annual Cash Compensation

The annual cash compensation amount set forth below is payable in equal quarterly installments, payable after each regular quarterly Board meeting, beginning with the Board meeting held on September 1, 2021 (collectively, the “Annual Cash Fees”). All Annual Cash Fees are vested upon payment.

1.
Annual Board Service Retainer:
a.
All Eligible Directors: $50,000
b.
Lead Independent Director Service Retainer (in addition to Annual Board Service Retainer): $25,000
2.
Annual Committee Member Service Retainer:
a.
Member of the Audit Committee: $10,000
b.
Member of the Compensation Committee: $7,500
c.
Member of the Nominating and Corporate Governance Committee: $5,000
d.
Member of the Regulatory Development Committee: $7,500
e.
Member of the Commercial Committee: $7,500
3.
Annual Committee Chair Service Retainer (in addition to Annual Committee Member Service Retainer):
a.
Chairman of the Audit Committee: $25,000
b.
Chairman of the Compensation Committee: $7,500
c.
Chairman of the Nominating and Corporate Governance Committee: $5,000
d.
Chairman of the Regulatory Development Committee: $7,500
e.
Chairman of the Commercial Committee: $7,500

Beginning with the second regular Board meeting held after the 2022 annual stockholder meeting, the Annual Cash Fees shall be as follows:

1. Annual Board Service Retainer:

a. All Eligible Directors: $50,000

b. Lead Independent Director Service Retainer (in addition to Annual Board Service Retainer): $25,000

2. Annual Committee Member Service Retainer:

a.
Member of the Audit Committee: $10,000
b.
Member of the Compensation Committee: $10,000
c.
Member of the Nominating and Corporate Governance Committee: $5,000
d.
Member of the Regulatory Development Committee: $10,000
e.
Member of the Commercial Committee: $10,000

3. Annual Committee Chair Service Retainer (in addition to Annual Committee Member Service Retainer):

a.
Chairman of the Audit Committee: $25,000
b.
Chairman of the Compensation Committee: $10,000
c.
Chairman of the Nominating and Corporate Governance Committee: $5,000
d.
Chairman of the Regulatory Development Committee: $10,000
e.
Chairman of the Commercial Committee: $10,000

Equity Compensation

The equity compensation set forth below will be granted under the Reata’s Second Amended and Restated Long Term Incentive Plan (the “Plan”). All stock options granted under this Policy will be nonstatutory stock options to purchase shares of Class A common stock of Reata (“Common Stock”), with (a) an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of the underlying Common Stock on the date of grant, which shall be the closing price on the date of grant (or, if not a business day, the business day determined pursuant to the Plan) of a share of Common Stock on the Nasdaq Global Market, and (b) a term of ten years from the date of grant. All restricted stock units granted under this Policy will be settled on the later to occur of (a) each vesting date or (b) if applicable, the date of settlement elected by the director pursuant to any applicable deferred compensation arrangement in effect and administered by Reata, in either case, in shares of Common Stock; provided, however, with respect to the foregoing clauses (a) and (b), the settlement date may be deferred pursuant to the provisions included in a Notice of Grant of Restricted Stock Units-Directors/Consultants relating to the date of delivery of shares. The other terms and provisions of the stock options and restricted stock units, including vesting on termination of service, Disability (as defined in the form stock option agreement or form restricted stock agreement, as applicable), death and Change in Control (as defined in the Plan) will be in conformity with the Plan and the form of stock option agreement or restricted stock unit agreement, as applicable, and notice of grant previously approved by the Board or Compensation Committee of the Board, as the Plan or any such form or notice of grant may be amended from time to time; provided, however, that stock options that are vested at the time of termination of service as a director may be exercised on or before the third anniversary of such termination of service, notwithstanding the provisions of the form of stock option agreement or notice of grant to the contrary. The terms and provisions of the stock options or restricted stock units as set forth in this paragraph are referred to herein as the “Terms”.

1.
Initial Grant: On the date of the Eligible Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the Eligible Director will automatically, and without further action by the Board or Compensation Committee of the Board, be granted, at the election of the Eligible Director, either (a) a stock option to purchase a number of shares of Common Stock with a grant date Black-Scholes value of $135,000 and a number of restricted stock units with a grant date value of $135,000 or (b) a stock option to purchase a number of shares of Common Stock with a grant date Black-Scholes value of $270,000 (the “Initial Grant”). The closing price of the Common Stock on the date of grant shall be utilized to determine the applicable value. The stock option and restricted stock units constituting each Initial Grant will vest in equal annual installments over a three-year period so that the Initial Grant will become fully vested on the third anniversary of the date of grant, subject to the Terms.

2.
Annual Grant: On the date of the first regular Board meeting held after each Reata annual stockholder meeting, for each Eligible Director who continues to serve as a non-employee member of the Board (or who is first elected to the Board at such annual stockholder meeting) (an “ Annual Eligible Director”), the Annual Eligible Director will automatically, and without further action by the Board or Compensation Committee of the Board, be granted , at the election of the Eligible Director, either (a) a stock option to purchase a number of shares of Common Stock with a grant date Black-Scholes value of $135,000 and a number of restricted stock units with a grant date value of $135,000 or (b) a stock option to purchase a number of shares of Common Stock with a grant date Black-Scholes value of $270,000 (the “Annual Grant”). The closing price of the Common Stock on the date of grant shall be utilized to determine the applicable value. In addition, each Eligible Director who is first elected or appointed to the Board other than at a Reata annual stockholder meeting (a “Mid-Year Eligible Director”) will automatically, and without further action by the Board or Compensation Committee of the Board, be granted an Annual Grant on the date of the Mid-Year Eligible Director’s initial election or appointment to the Board, prorated by multiplying the values of the Annual Grant by a fraction (1) the numerator of which is the number of days remaining until Reata’s next annual stockholder meeting (including both the day of the grant and the day of Reata’s next annual stockholder meeting) and (2) the denominator of which is 365 (the “Proration Factor”) (an “Interim Annual Grant”). Subject to the Terms, the stock options constituting the Annual Grant for an Annual Eligible Director will vest in four equal installments, the first three of which shall be three-month, sixth-month, and nine-month anniversaries of the date of grant, and the last of which shall be the date of the next annual stockholder meeting. Subject to the Terms, the restricted stock units constituting the Annual Grant for an Annual Eligible Director will vest and settle (unless otherwise elected by the Annual Eligible Director) on the date of the next annual stockholder meeting. Subject to the Terms, the stock options constituting the Interim Annual Grant for a Mid-Year Eligible Director will vest in equal installments at the times that the stock options included in the last Annual Grant (including an annual grant prior to the Effective Date) to Annual Eligible Directors vest. Subject to the Terms, the restricted stock units constituting the Interim Annual Grant for a Mid-Year Eligible Director will vest and settle (unless otherwise elected by the Mid-Year Eligible Director) on the date of the next annual stockholder meeting.

Election to Receive a Combination of Stock Options and Restricted Stock Units or Only Stock Options in Lieu of Cash Compensation

An Eligible Director may elect to receive a grant of a combination of stock options and restricted stock units or only stock options pursuant to the Equity Compensation provisions of this Policy in lieu of receiving future cash compensation payments, or any portion thereof, of the Annual Board Service Retainer, the Lead Independent Director Service Retainer, the Annual Committee Member Service Retainer, and/or the Annual Committee Chair Service Retainer (the “Election Grant”). This election to receive an Election Grant may be made (1) by a new Annual Eligible Director on the date of Reata’s first regular Board meeting held after the annual stockholder meeting at which such Annual Eligible Director was elected and (2) by an existing Eligible Director on or before December 31 of the year preceding such annual stockholder meeting, by submitting an executed election form (the “Election Form”) to Reata’s chief legal officer in the form and pursuant to procedures established by the Company. The stock options granted pursuant to an Election Grant to an Annual Eligible Director will be granted on the day of Reata’s first regular Board meeting held after an annual stockholder meeting, will have a Black-Scholes value equal to 50% of the annual amount of the applicable Retainer unless the Annual Eligible Director elected to receive only stock options, in which case the stock options will have a Black-Scholes value equal to 100% the annual amount of the applicable Retainer, and will otherwise be subject to the Terms. The restricted stock units granted pursuant to an Election Grant to an Annual Eligible Director will be granted on the day of Reata’s first regular Board meeting held after an annual stockholder meeting, will have a value equal to 50% of the annual amount of the applicable Retainer, and will otherwise be subject to the Terms. In addition, each Mid-Year Eligible Director may execute an Election Form on the date of such Mid-Year Eligible Director’s election or appointment to the Board, in which case, in addition to receiving a grant of stock options and restricted stock units pursuant to an Election Grant on the day of Reata’s first regular Board meeting held after an annual stockholder meeting, such Mid-Year Eligible Director will also be granted on the date of execution of the Election Form a Prorated Election Grant (herein so called). The stock options included in the Prorated Election Grant will have a Black-Sholes value equal to 50% of the annual amount of the applicable Retainer, or 100% of the annual amount of the applicable Retainer if the Mid-Year Eligible Director elected to receive only stock options, in each case, multiplied by the Proration Factor. The restricted stock units included in the Prorated Election Grant will have a value equal to 50% of the annual amount of the applicable Retainer multiplied by the Proration Factor. The closing price of the Common Stock on the date of grant shall be utilized to determine the applicable value. The stock options and restricted stock units constituting Election Grants will vest and settle in the same manner and at the same times as set forth above under Equity Compensation-Annual Grant for grants of stock options and restricted stock units to an Annual Eligible Director or a Mid-Year Eligible Director, as applicable. Any election to receive an Election Grant will be irrevocable until the third anniversary of such election. Once an Election Form has been executed and delivered to Reata, no additional Election Form is required to be executed, unless (1) an Eligible Director has revoked an election to receive an Election Grant and thereafter determines to again receive an Election Grant or (2) an Eligible Director becomes entitled to receive a Retainer which the Eligible Director was not entitled to receive at the time of the execution of an Election Form. If the amount of any Retainer is changed, no additional Election Form is required to be executed if it included an election as to that type of Retainer.

Fractions

Stock options and restricted stock units granted hereunder shall be for a number of whole shares of Common Stock. Any fractional share of Common Stock shall be rounded down to the nearest whole share of Common Stock. Fractions of shares of Common Stock subject to a stock option or restricted stock units shall not vest on a vesting date of an Initial Grant, an Annual Grant, an Interim Annual Grant, or an Election Grant, and the shares of Common Stock that do vest on a vesting date shall be rounded down to the nearest whole share of Common Stock; provided, however, that such fractions of shares of Common Stock shall be added to the number of shares of Common Stock that vest on the final vesting date or that otherwise vest due to the vesting acceleration (with any resulting fraction of a share of Common Stock being rounded down to the nearest whole share of Common Stock).

Waiver

An Eligible Director may, at any time and from time to time, waive receipt of any or all cash or equity compensation payable to such Eligible Director pursuant to the Policy (a “Waiver”). After a Waiver, the Eligible Director may, at any time and from time to time, withdraw the Waiver and begin receiving future cash and equity compensation pursuant to the Policy. Any Waiver or withdrawal of a Waiver shall be made by providing written notice to an officer of Reata.

Equity Value Cap

The number of stock options and restricted stock units that would otherwise be granted pursuant to an Initial Grant, an Annual Grant, an Interim Annual Grant, or an Election Grant shall be reduced, equally in value between stock options and restricted stock units, including if necessary to zero, in order to comply with Section 5 of the Plan (such number of stock options and restricted stock units not granted pursuant to this sentence being referred to as the “Reduced Equity”). If two or more types of grants would otherwise be made simultaneously pursuant to the provisions of the Policy and the number of stock options and restricted stock units permitted to be granted must be reduced in order to comply with Section 5 of the Plan, then, in order to allocate the Reduced Equity to the applicable grant, an Interim Annual Grant, an Annual Grant, and an Election Grant will be reduced, in that order, before an Initial Grant is reduced; and an Annual Grant will be reduced before an Election Grant is reduced.

Prior Policies

Cash payments and equity grants made pursuant to the terms and provisions of any prior version of this Policy shall be governed by the terms and provisions of such prior version of this Policy.

Other Provisions

The following provisions shall supersede any other provisions to this Policy to the contrary, which provisions shall remain in effect through December 31, 2026:

1.
2022-2026 Average Annual Compensation: The average annual compensation for non-employee directors shall not exceed $375,000 in total compensation for 2022; $405,000 in total compensation for 2023; $430,000 in total compensation for 2024; $455,000 in total compensation for 2025; and $480,000 in total compensation for 2026. The average annual compensation calculation shall be made by dividing the compensation received by all non-employee directors during a calendar year (after reducing the compensation as described further herein) by the number of non-employee directors who received compensation in such year. The calculation of the average annual compensation shall exclude the value of: (A) any new director one-time sign on equity grant (set forth in 2 below); (B) any new director partial year annual equity grant and the partial year equity granted in lieu of cash fees, if that new director is appointed to the Board on or after January 1 and prior to the annual meeting of stockholders held in that year; and (C) fees paid to a director in his or her role as lead director or Chairman of the Board.

2.
New Director One-Time Sign-On Equity Grant: A new director shall be entitled to receive a one-time equity award upon joining the Board, the value of which shall be no greater than the annual equity grant awarded or to be awarded to incumbent directors in that year.

3.
Value-Based Equity Grants: For the years 2022, 2023, 2024, 2025, and 2026, equity grants shall only be issued in terms of value rather than as fixed-share amount. Further, with respect to stock options, the value shall be based on the Black-Scholes value of the option using the closing price of the common stock of Reata on the date of the grant. With respect to restricted stock units, the value shall be based on the closing price of the common stock on the date of the grant.

4.
Compensation Committee Charter and Consultant: For the years 2022, 2023, 2024, 2025 and 2026, the Compensation Committee of the Board shall review non-employee director compensation annually and in each such year shall utilize an independent, nationally recognized compensation consultant that is different than the consultant that the Compensation Committee used in setting the non-employee director compensation in the years 2019 through 2021. The compensation consultant shall assess the Company’s peer group annually and will select companies as peers which are: (A) operating in the same industry as Reata (by reference to GICS code or similar reasonable identities, which may change from time to time); and (B) similar in size to Reata based on market capitalization, revenues, or employees, as determined based on the advice of compensation consultant and recognizing that similarity in size and industry may include a range in order to accurately capture the market for directors and officers.

5.
Public Disclosures: The proxy materials for the 2023 annual meeting shall describe the Policy, the terms of the compensation awarded to non-employee directors and the limitations that are set forth in this Other Provisions section of the Policy. Reata shall disclose whether any non-employee director is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any third-party, or has received any compensation or other payment from any third-party, in connection with the non-employee director’s candidacy or service on the Board.